New York Mortgage Trust Appoints
Jason Serrano as President and Provides Update Regarding Fourth Quarter Investment Activity

NEW YORK, January 7, 2019 (GLOBE NEWSWIRE) -- New York Mortgage Trust, Inc. (Nasdaq:NYMT) ("NYMT," the "Company," "we," "our" or "us") today announced that its Board of Directors has named Jason T. Serrano as President of the Company, effective January 7, 2019. Mr. Serrano will report to Steven R. Mumma, the Company’s CEO.
Mr. Serrano was a Partner at Oak Hill Advisors, L.P. (“OHA”), an alternative investment management firm, from January 2014 to December 2018 and a Managing Director at OHA from April 2008 to December 2013. While at OHA, Mr. Serrano ran the mortgage investment business. Prior to joining OHA, Mr. Serrano served as a Principal at The Blackstone Group, where he led the structured finance investment team. Prior to Blackstone, Mr. Serrano spent five years at Fortress Investment Group as Vice President, assisting in the management of $2 billion of distressed structured products and whole-loan portfolios.
“I'm pleased to welcome Jason to NYMT," said Steven R. Mumma, CEO of NYMT. "I have been continually impressed by Jason's leadership, vision and instinct and believe his experience in managing and growing the mortgage investment business and driving revenue at scale will help us continue to strengthen our position as a leader in the hybrid mortgage REIT industry.”
Mr. Serrano added, "I'm excited and honored to join NYMT and I look forward to applying my experiences to help Steve and the team continue to build a premier financial firm.”

Fourth Quarter 2018 Investment Activity Update
NYMT also announced today that it acquired approximately $944.4 million of credit investments during the quarter ended December 31, 2018, including approximately $570.3 million of residential mortgage loans, $119.5 million of non-agency RMBS and $254.6 million of structured multi-family property investments, including CMBS and preferred equity investments.
The Company also announced that it closed on a new master repurchase agreement during the fourth quarter of 2018 with Credit Suisse AG and certain of its affiliates with a maximum aggregate uncommitted principal amount of $750 million to fund purchases of residential mortgage loans, expiring on November 28, 2019.

About New York Mortgage Trust
New York Mortgage Trust, Inc. is a Maryland corporation that has elected to be taxed as a real estate investment trust for federal income tax purposes (“REIT”). NYMT is an internally managed REIT in the business of acquiring, investing in, financing and managing mortgage-related and residential housing-related assets and targets multi-family CMBS, direct financing to owners of multi-family properties through preferred equity and mezzanine loan investments, residential mortgage loans, including second mortgages and loans sourced from distressed markets, non-Agency RMBS, Agency RMBS and other mortgage-related and residential housing-related investments.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us, including those described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which has been filed with the Securities and Exchange Commission. If a change occurs, these forward-looking statements may vary materially from those expressed in this release. All forward-looking statements speak only as of the date on which they are made. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For Further Information

AT THE COMPANY
Kristine R. Nario-Eng
Chief Financial Officer
Phone: 646-216-2363
Email: knario@nymtrust.com